UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2011

CAVIUM NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

805 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 623-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 17, 2011, Cavium Networks, Inc. (the “Company”) entered into a lease (“Lease”) with SI 37, LLC (“Landlord”), whereby the Company agreed to lease a total of approximately 113,381 square feet (including the adjacent historical structure, the “Premises”) located at 2315 N. First Street, San Jose, California.

The Lease term is for ninety-three (93) months, commencing on June 1, 2011, and ending February 28, 2019. The Company has two successive five-year options to extend the term of the Lease at 100% of the then-current fair market rental rate for the Premises, as determined pursuant to the provisions of the Lease.

After three (3) months of total rent abatement on the Lease, the total monthly base rent for the next seven (7) months of the Lease term will be $97,020.00 with an increase for the following nine (9) months of the Lease term to $150,230.00 and an increase for the following six (6) months of the Lease term to $204,086.00. Thereafter, the monthly base rent under the Lease will increase incrementally by approximately 3% annually. Under the Lease, beginning with the fourth (4) month of the Lease term, the Company will pay the Landlord certain operating expenses related to the Premises of which it is a part. For purposes of calculating the operating expenses owned by the Company, the rentable square footage of the Premises shall be deemed to be 55,440 square feet for months 1-10 of the Lease term, 83,440 square feet for months 11-19 of the Lease term, and 113,381 square feet for the remainder of the Lease term. Notwithstanding the foregoing, the Company will be permitted access to the entire Premises 24 hours per day, 7 days a week during the duration of the Lease term.

The Company has paid Landlord a cash Security Deposit in the amount of Two Hundred Forty Three Thousand Six Hundred Ninety Dollars ($243,690.00).

The foregoing summary is qualified in its entirety by reference to the Lease. A copy of the Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Lease has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease Agreement, by and between Cavium Networks, Inc., and SI 37, LLC, dated March 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.

Dated: March 21, 2011	By:	/S/ VINCENT P. PANGRAZIO
Vincent P. Pangrazio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, by and between Cavium Networks, Inc., and SI 37, LLC, dated March 17, 2011.